POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby
constitutes and appoints each of Michael R. Putnam and
Jeffrey S. Brown, or either of them signing singly, and
with full power of substitution, the undersigned's true
and lawful attorney in fact to:
1. prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents
necessary or appropriate to obtain codes and passwords
enabling the undersigned to make electronic filings with
the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation
of the SEC;
2. execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
ManTech International Corporation (the "Company"), Forms
3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;
3. do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5, complete
and execute any amendment or amendments thereto, and
timely file such form with the SEC and any stock
exchange or similar authority; and
4. take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney in fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney in fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney in fact may approve in
such attorney in fact's discretion.
The undersigned hereby grants to each such attorney in
fact full power and authority to do and perform any
and every act and thing whatsoever requisite, necessary,
or proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney in fact, or such
attorney in fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this power
of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys in fact, in serving in such capacity at the
request of the undersigned, are not assuming, nor is
the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Forms 3, 4 and 5 with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 19th day
of June, 2009.

   Signature
   /s/ Lawrence B. Prior, III

   Print Name
   Lawrence B. Prior, III